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                                                          Exhibit 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), the Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4, 1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration Statement on Form S-8 (Registration No. 33-45250, filed on January 27, 1992), the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996), the Registration Statement on Form S-8 (Post-Effective Amendment No. 1 to Registration Statement No. 333-28627, filed on June 20, 1997) and the Registration Statement on Form S-3 (Post-Effective Amendment No. 2 to Registration Statement No. 333-32361, filed on October 10, 1997). of our reports dated August 29, 1997, with respect to the financial statements of Soil Remediation of Philadlephia, Inc. and USA Waste of Fairless Hills, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated August 20, 1997 (as amended November 3, 1997 on Form 8-K/A), filed with the Securities and Exchange Commission.


Strafford-Wayne, Pennsylvania
November 3, 1997

                                        /s/ Daniel P. Irwin and Associates P.C.